Exhibit 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.



                                     WARRANT

                           TO PURCHASE ORDINARY SHARES

                                       OF

                        MER TELEMANAGEMENT SOLUTIONS LTD.

Issue Date:  August 3, 2005                                      Warrant No.  __


         THIS CERTIFIES that Avi Ziv or any subsequent holder hereof (the "Holder"), has the right to purchase from MER TELEMANAGEMENT SOLUTIONS LTD., a company organized under the laws of the State of Israel, with headquarters located at 22 Zarhin Street, Ra'anana 43662, Israel (the "Company"), up to 37,000 fully paid and nonassessable Ordinary Shares of the Company, nominal value NIS 0.01 (the "Ordinary Shares"), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on February 3, 2006 (the "Commencement Date") and ending at 6:00 p.m., eastern time, on the date that is three and 1/2 years following the Commencement Date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the "Expiration Date").

         1. Exercise.


         (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Commencement Date and ending on the Expiration Date as to all or any part of the Ordinary Shares covered hereby (the "Warrant Shares"). The "Exercise Price" for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to US$4.00, subject to adjustment for the events specified in Section 5 below.

         (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company (with a copy to the Company's counsel) an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice"), and shall forward to the Company the Exercise Price by wire transfer to an account designated by the Company. The Exercise Notice shall also state the name or names (with address) in which the Ordinary Shares that are issuable on such exercise shall be issued. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

         (c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company prior to the Exercise Date.

         (d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of Ordinary Shares with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

         2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to Section 1 above, the Company shall, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price (such date being referred to as a "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. In the event that the Company's transfer agent ("Transfer Agent") participates in the

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


Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), and except as otherwise provided in the next following sentence of this Section 2, the Company shall effect delivery of Warrant Shares to the Holder by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

         3. Failure to Deliver Warrant Shares.

         (a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an "Exercise Default"), the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by
(iii) the lower of fifteen percent (15%) and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable under this Section 3(a) shall be paid on or before the fifth (5th) Business Day of each calendar month following the calendar month in which such amount has accrued.

         (b) In the event of an Exercise Default, the Holder may, upon written notice to the Company (an "Exercise Default Notice"), regain on the date of such notice the rights of the Holder under the exercised portion of this Warrant that is the subject of such Exercise Default (it being understood that the Holder may deliver an Exercise Notice at any time following delivery of an Exercise Default Notice to the Company). In the event that the Holder delivers an Exercise Default Notice, the Holder shall retain all of the Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares prior to delivery of such Notice (including without limitation the right to receive the cash payments specified in Section 3(a) above).

         (c) The Holder's rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares on the applicable Delivery Date.

         4 Payment of the Exercise Price. The Holder shall pay the Exercise Price through a cash exercise by delivering to the Company immediately available funds.

         5. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 5. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

         (a) Subdivision or Combination of Ordinary Shares. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

         (b) Distributions. If the Company shall declare or make any distribution of cash or any other assets (or rights to acquire such assets) to holders of Ordinary Shares, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company's shareholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), the Company shall deliver written notice of such Distribution (a "Distribution Notice") to the Holder at least thirty (30) days prior to the earlier to occur of (i) the record date for determining shareholders entitled to such Distribution and (ii) the date on which such Distribution is made (the earlier of such dates being referred to herein as the "Determination Date"). In the Distribution Notice to a Holder, the Company must indicate whether the Company has elected (A) to deliver to such Holder the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Determination Date therefor of a number of Ordinary Shares into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise) or (B) to reduce the Exercise Price as of the Determination Date therefor by an amount equal to the fair market value of the assets to be distributed divided by the number of Ordinary Shares as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. If the Company does not notify the Holders of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

         (c) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which Ordinary Shares shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the Company will give the Holder at least thirty (30) days written notice prior to the earlier of
(I) the closing or effectiveness of such Major Transaction and (II) the record date for the receipt of such shares of stock or securities or other assets, and:
(i) the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such shares of stock or securities or other

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


assets and shall be entitled to receive, for each share of Ordinary Shares issuable to the Holder for such exercise, the same per share consideration payable to the other holders of Ordinary Shares in connection with such Major Transaction, and (ii) if and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

         (d) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Ordinary Shares) then, wherever appropriate, all references herein to Ordinary Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5. Any adjustment made pursuant to this Section 5 that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of Ordinary Shares into which this Warrant is exercisable.

         6. Fractional Interests.

                  No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of Ordinary Shares. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Ordinary Shares or a right to acquire a fractional share of Ordinary Shares, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

         7. Transfer of this Warrant.

                  The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

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



         8. Benefits of this Warrant.

                  This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

         9. Loss, theft, destruction or mutilation of Warrant.

                  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         10. Notice or Demands.

                  Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  Mer Telemanagement Solutions Ltd.
                  22 Zarhin Street
                  Ra'anana 43662, Israel
                  Tel:     011-972-9-762-1733
                  Fax:     011-972-9-746-6596
                  Att:     Shlomi Hagai

                  With copies (which shall not constitute notice) to:

                  Dora Mer, Law Office
                  124 Ibn Gvirol Street
                  Tel Aviv 62038, Israel
                  Tel:     011-972-3-527-7773
                  Fax:     011-972-3-527-5999
                  Att:     Dora Mer, Esq.

                           and

                  Carter Ledyard & Milburn LLP
                  2 Wall Street

                  New York, NY 10005
                  Tel:     212-732-3200
                  Fax:     212-732-3232
                  Attn:    Steven J. Glusband, Esq.


and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

         11. Applicable Law.

                  This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

         12. Amendments.

                  No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

         13. Entire Agreement.

                  This Warrant constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         14. Headings.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.



                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.


                                            MER TELEMANAGEMENT SOLUTIONS LTD.



                                            By:    __________________________

                                            Name:  __________________________

                                            Title: __________________________

                                                            EXHIBIT A to WARRANT
                                                            --------------------



                                 EXERCISE NOTICE
                                 ---------------


         The undersigned Holder hereby irrevocably exercises the right to purchase _______ of the Ordinary Shares ("Warrant Shares") of MER TELEMANAGEMENT SOLUTIONS LTD. evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Warrant Exercise. The Holder intends that payment of the Exercise Price shall be made with respect to _________________ Warrant Shares.


         2. Payment of Exercise Price. The Holder shall pay the sum of US$________________ to the Company in accordance with the terms of the Warrant.



Date: ______________________


____________________________________
     Name of Registered Holder

By:  _______________________________
       Name:
       Title:

                                                            EXHIBIT B to WARRANT
                                                            --------------------

                                 TRANSFER NOTICE
                                 ---------------


FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase ________ shares of the Ordinary Shares of MER TELEMANAGEMENT SOLUTIONS LTD. evidenced by the attached Warrant.


Date: ______________________


________________________________
   Name of Registered Holder

By:  _______________________________
       Name:
       Title:

Transferee Name and Address:

_____________________________

_____________________________

_____________________________


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